UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2010

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 8.01     OTHER EVENTS.

Idaho Rate Matters

As previously reported, on January 13, 2010, the Idaho Public Utilities Commission (“IPUC”) issued its order approving a settlement stipulation entered into by Idaho Power Company (“IPC”), its customer groups, and the staff of the IPUC on November 6, 2009 (the “Stipulation”).  Among other things, the Stipulation provides for an adjustment in IPC’s rates in Idaho based on an update of IPC’s base net power supply costs and a sharing of the expected decrease in IPC’s 2010 power cost adjustment (“PCA”).

Base Net Power Supply Costs

Pursuant to the Stipulation, on January 19, 2010, IPC filed an application with the IPUC requesting a $74.8 million increase in IPC’s base level of net power supply costs for the Idaho jurisdiction.  On April 13, 2010, the IPUC issued its order approving an increase of up to approximately $63.7 million for such base net power supply costs, subject to final approval in IPC’s 2010 PCA case.  The approximately $11 million decrease in the base net power supply costs approved by the IPUC, subject to final approval in IPC’s 2010 PCA case, is based on the IPUC’s adjustment to IPC’s PURPA power purchase costs and removal of IPC’s projected loads and revenues from industrial customer Hoku Materials.  IPC would potentially have the opportunity to recover 100 percent of such decreased PURPA power purchase costs, and 95 percent of such Hoku Materials costs, in IPC’s future PCA proceedings.  The IPUC’s approval of IPC’s $63.7 million base net power supply costs was made conditional upon the IPUC’s approval, in the IPC 2010 PCA case, of IPC’s coal supply costs for the Jim Bridger plant.  The foregoing is a summary of the IPUC’s April 13, 2010 order only and does not purport to be a complete description of all of the terms, provisions, and arrangements contained in such order, and is subject to and qualified in its entirety by reference to the April 13, 2010 order attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

2010 PCA Filing

On April 15, 2010, IPC made its annual PCA filing with the IPUC, requesting approval of IPC’s 2010 PCA and an increase in IPC’s base rates pursuant to the terms of the Stipulation.  The result of these two rate adjustments would be a $146.7 million 2010 PCA reduction and an $88.7 million permanent increase to IPC’s base rates to become effective June 1, 2010.  The permanent base rate increase includes a $63.7 million increase in IPC’s annual base net power supply costs, and a $25 million general increase in IPC’s annual base rates.  The $63.7 million increase in base net power supply costs is expected to bring IPC’s total base net power supply costs closer to IPC’s actual net power supply costs, and therefore reduce the magnitude of IPC’s  future annual PCA adjustments.  The $25 million general increase in IPC's annual base rates will help offset IPC's increased costs of service.

The Stipulation provides for a sharing of the expected reduction in IPC’s 2010 PCA.  As set forth in IPC’s 2010 PCA filing, the initial 2010 PCA reduction was calculated as $87 million, and is to be shared under the terms of the Stipulation as follows:

•         The first $40 million of PCA reduction to be allocated equally between IPC and its customers.

•         The next $20 million to be allocated solely to IPC’s customers.

•         The next allocation to be applied to IPC's base net power supply expenses.  IPC's 2010 PCA filing requests a $63.7 million increase in IPC's base net power supply expenses, based on  the IPUC's April 13, 2010 net power supply expense order referenced above.  However, only 5 percent of this amount would be allocated to IPC from the $87 million 2010 PCA reduction, reflecting the fact that IPC would recover 100 percent of the $63.7 million in base rates, as opposed to 95 percent if the $63.7 million were recovered through the PCA.  The 5 percent reduction is calculated at $3.6 million, which includes slight adjustments to reflect certain jurisdictional allocation differences.  The $63.7 million adjustment to the base level net power supply expenses increases the PCA reduction from the initial $87 million to the $146.7 million ultimately filed by IPC.

•         The next $10 million of the remaining $23 million of 2010 PCA reduction to be allocated equally between customers and IPC.

•         The final $13 million then to be allocated solely to customers.

The result of the sharing as requested in IPC’s 2010 PCA filing is $28.6 million to IPC as a permanent increase in revenue, and $58 million to IPC’s customers in the form of reduced rates for the June 1, 2010 through May 31, 2010 PCA year.  The foregoing is a summary of IPC’s April 15, 2011 application only and does not purport to be a complete description of all of the terms, provisions, and arrangements contained in such application, and is subject to and qualified in its entirety by reference to the April 15, 2010 application attached hereto as Exhibit 99.2, which is incorporated by reference into this Item 8.01.    IPC is not able to predict the outcome of the 2010 PCA proceeding.

Forward-Looking Information

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are forward-looking statements within the meaning of federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include: the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Federal Energy Regulatory Commission affecting our ability to recover costs and/or earn a reasonable rate of return including, but not limited to, the disallowance of costs that have been deferred; changes in and compliance with state and federal laws, policies and regulations including new interpretations by oversight bodies, which include the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, of existing policies and regulations that affect the cost of compliance, investigations and audits, penalties and costs of remediation that may or may not be recoverable through rates; changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or other taxing jurisdictions; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with laws, regulations, and policies including changes in law and compliance with environmental, natural resources, endangered species and safety laws, regulations and policies and the adoption of laws and regulations addressing greenhouse gas emissions, global climate change, and energy policies; global climate change and regional weather variations affecting customer demand and hydroelectric generation; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generation, transmission and distribution facilities, including an inability to obtain required governmental permits and approvals, rights-of-way and siting, and risks related to contracting, construction and start-up; operation of power generating facilities including performance below expected levels, breakdown or failure of equipment, availability of transmission and fuel supply; changes in operating expenses and capital expenditures, including costs and availability of materials, fuel and commodities; blackouts or other disruptions of Idaho Power Company’s transmission system or the western interconnected transmission system; population growth rates and other demographic patterns; market prices and demand for energy, including structural market changes; increases in uncollectible customer receivables; fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets and other economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; changes in interest rates or rates of inflation; performance of the stock market, interest rates, credit spreads and other financial market conditions, as well as changes in government regulations, which affect the amount and timing of required contributions to pension plans and the reported costs of providing pension and other postretirement benefits; increases in health care costs and the resulting effect on medical benefits paid for employees; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; homeland security, acts of war or terrorism; natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statements should be considered in light of such factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2009, and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement, and the companies undertake no duty to update this information.

 ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Number	Description
99.1	Order No. 31042, dated April 13, 2010, issued by the Idaho Public Utilities Commission in Case No. IPC-E-10-01.
99.2	Idaho Power Company application, dated April 15, 2010, in Idaho Public Utilities Commission Case No. IPC-E-10-12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 2010

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS.

Number	Description
99.1	Order No. 31042, dated April 13, 2010, issued by the Idaho Public Utilities Commission in Case No. IPC-E-10-01.
99.2	Idaho Power Company application, dated April 15, 2010, in Idaho Public Utilities Commission Case No. IPC-E-10-12.